EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Warner Bros. Discovery, Inc. (“Warner Bros. Discovery”), on Form 10-Q for the quarter ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gunnar Wiedenfels, Chief Financial Officer of Warner Bros. Discovery, certify that to my knowledge:

1	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Warner Bros. Discovery.

Date: November 7, 2024	By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels
Chief Financial Officer